    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 24, 1997


                                                      REGISTRATION NO. 333-33729
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 3

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                     TROPICAL SPORTSWEAR INT'L CORPORATION
             (Exact name of registrant as specified in its charter)

              FLORIDA                               2325                              59-3424305
  (State or other jurisdiction of       (Primary Standard Industrial               (I.R.S. Employer
  incorporation or organization)         Classification Code Number)              Identification No.)

                            4902 WEST WATERS AVENUE
                           TAMPA, FLORIDA 33634-1302
                                 (813) 249-4900
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                                 MICHAEL KAGAN
   EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY
                     TROPICAL SPORTSWEAR INT'L CORPORATION
                            4902 WEST WATERS AVENUE
                           TAMPA, FLORIDA 33634-1302
                                 (813) 249-4900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

              MARTIN A. TRABER, ESQ.                               STEPHEN A. OPLER, ESQ.
               TODD B. PFISTER, ESQ.                               MARK F. MCELREATH, ESQ.
                  FOLEY & LARDNER                                     ALSTON & BIRD LLP
        100 NORTH TAMPA STREET, SUITE 2700                           ONE ATLANTIC CENTER
               TAMPA, FLORIDA 33602                              1201 WEST PEACHTREE STREET
                  (813) 229-2300                                 ATLANTA, GEORGIA 30309-3424
                                                                       (404) 881-7000

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____

     If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] ____
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, and State of Florida, on this 24th day of October, 1997.


                                          TROPICAL SPORTSWEAR INT'L CORPORATION

                                          By:    /s/ WILLIAM W. COMPTON
                                            ------------------------------------
                                                     William W. Compton
                                                 Chairman of the Board and
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amended Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
              /s/ WILLIAM W. COMPTON                 Chairman of the Board, Chief      October 24, 1997
---------------------------------------------------    Executive Officer and
                William W. Compton                     Director (Principal
                                                       Executive Officer)

                 /s/ MICHAEL KAGAN                   Executive Vice President,         October 24, 1997
---------------------------------------------------    Chief Financial Officer,
                   Michael Kagan                       Treasurer, Secretary and
                                                       Director

                         *                           Director                          October 24, 1997
---------------------------------------------------
              Eloy S. Vallina-Laguera

                         *                           Director                          October 24, 1997
---------------------------------------------------
               Jesus Alvarez-Morodo

                         *                           Director                          October 24, 1997
---------------------------------------------------
                 Leslie J. Gillock

                         *                           Director                          October 24, 1997
---------------------------------------------------
               Donald H. Livingstone

                         *                           Director                          October 24, 1997
---------------------------------------------------
                 Leon H. Reinhart

                         *                           Director                          October 24, 1997
---------------------------------------------------
                    David Garza

              *By: /s/ MICHAEL KAGAN
   ---------------------------------------------
                   Michael Kagan
                 Attorney-In-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                           EXHIBIT DESCRIPTION
-------                          -------------------
   1.1  --   Form of Underwriting Agreement.*
   2.1  --   Agreement and Plan of Merger by Tropical Sportswear Int'l
             Corporation, as the Surviving Corporation, and Apparel
             International Group, Inc., as the Merging Corporation.*
   2.2  --   Agreement and Plan of Merger by Tropical Sportswear Int'l
             Corporation, as the Surviving Corporation, and Tropical
             Acquisition Corporation and Tropical Sportswear
             International Corporation, as the Merging Corporations.*
   3.1  --   Amended and Restated Articles of Incorporation of Tropical
             Sportswear Int'l Corporation.*
   3.2  --   Amended and Restated Bylaws of Tropical Sportswear Int'l
             Corporation.*
   4.1  --   Specimen certificate for the Common Stock of Tropical
             Sportswear Int'l Corporation.*
   4.2  --   Shareholders' Agreement by and among Tropical Sportswear
             Int'l Corporation, William W. Compton, the Compton Family
             Limited Partnership, Michael Kagan, the Kagan Family Limited
             Partnership, Shakale Internacional, S.A. and Accel, S.A. de
             C.V.*
   5.1  --   Opinion of Foley & Lardner.*
  10.1  --   Loan and Security Agreement, dated September 28, 1994, by
             and between Tropical Sportswear Int'l Corporation and Fleet
             Capital Corporation (formerly Barclays Business Credit,
             Inc.).*
  10.2  --   Construction and Term Loan Agreement, dated as of May 7,
             1996, by and between Tropical Sportswear Int'l Corporation and SouthTrust Bank of Alabama, National Association, as
             amended.*
  10.3  --   Retail-Domestic Collection Factoring Agreement, dated
             October 1, 1995, by and between Heller Financial, Inc. and
             Tropical Sportswear Int'l Corporation.*
  10.4  --   Employment Agreement between William W. Compton and Tropical
             Sportswear Int'l Corporation.*
  10.5  --   Employment Agreement between Michael Kagan and Tropical
             Sportswear Int'l Corporation.*
  10.6  --   Employment Agreement between Richard J. Domino and Tropical
             Sportswear Int'l Corporation.*
  10.7  --   Tropical Sportswear Int'l Corporation Employee Stock Option
             Plan.*
  10.8  --   Tropical Sportswear Int'l Corporation Non-Employee Director
             Stock Option Plan.*
  10.9  --   1996 Apparel International Group, Inc. Stock Option Plan.*
 10.10  --   Form of Letter Agreement among Accel S.A. de C.V. and
             Shakale Internacional, S.A., as Selling Shareholders, and
             the Company.*
  11.1  --   Statement re: computation of per share earnings.*
  21.1  --   List of subsidiaries of Tropical Sportswear Int'l
             Corporation.*
  23.1  --   Consent of Foley & Lardner (included in Exhibit (5.1)).
  23.2  --   Consent of Ernst & Young LLP.
  24.1  --   Power of Attorney relating to subsequent amendments.*
  27.1  --   Financial Data Schedule for the year ended September 28,
             1996 (filed for SEC purposes only).*
  27.2  --   Financial Data Schedule for the thirty-nine weeks ended June
             28, 1997 (filed for SEC purposes only).*


---------------

 * Previously filed.

                                       S-1